EXHIBIT 99.1

Vanguard Announces Contract Award to its Phoenix Health Plan Unit

NASHVILLE, Tenn. – May 13, 2008 -- Vanguard Health Systems, Inc. (“Vanguard”) announced that its Phoenix Health Plan unit (“PHP”), a prepaid Medicaid managed health plan, learned today that the Arizona Health Care Cost Containment System (“AHCCCS”), which is Arizona’s state Medicaid program, had awarded PHP a new Medicaid contract to service state Medicaid members for the three- year period commencing October 1, 2008, and ending September 30, 2011. AHCCCS has the option to renew this new contract for two additional one-year periods commencing October 1, 2011 and October 1, 2012.  PHP’s current contract with AHCCCS expires September 30, 2008, and covers Medicaid members in three Arizona counties: Gila, Maricopa and Pinal.  The new contract covers members in these same three Arizona counties (Gila, Maricopa and Pinal) as well as in the following six additional Arizona counties: Apache, Coconino, Mohave, Navajo, Pima and Yavapai.

Vanguard owns and operates 15 acute care hospitals and complementary facilities and services in Chicago, Illinois; Phoenix, Arizona; San Antonio, Texas; and Massachusetts. Vanguard also owns three managed care health plans: Phoenix Health Plan, a Medicaid managed health plan in Arizona; Abrazo Advantage Health Plan, a managed Medicare and dual-eligible health plan in Arizona; and MacNeal Health Providers, a preferred provider network in Chicago.  Vanguard’s strategy is to develop locally branded, comprehensive healthcare delivery networks in urban markets. Vanguard will pursue acquisitions where there are opportunities to partner with leading delivery systems in new urban markets. Upon acquiring a facility or network of facilities, Vanguard implements strategic and operational improvement initiatives including improving quality of care, expanding services, strengthening relationships with physicians and managed care organizations, recruiting new physicians and upgrading information systems and other capital equipment. These strategies improve quality and network coverage in a cost effective and accessible manner for the communities we serve.

This press release contains forward-looking statements within the meaning of the federal securities laws, which are intended to be covered by the safe harbors created thereby. These forward-looking statements include all statements that are not historical statements of fact and those statements regarding Vanguard’s intent, belief or expectations. Do not rely on any forward-looking statements as such statements are subject to numerous factors, risks and uncertainties that could cause Vanguard’s actual outcomes, results, or performance to be materially different from those projected. These factors, risks and uncertainties include, among others, Vanguard’s high degree of leverage and interest rate risk; Vanguard’s ability to incur substantially more debt; operating and financial restrictions in Vanguard’s debt agreements; Vanguard’s ability to successfully implement its business strategies; Vanguard’s ability to successfully integrate its recent and any future acquisitions; the highly competitive nature of the healthcare business; governmental regulation of the industry including Medicare and Medicaid reimbursement levels; changes in Federal, state or local regulation affecting the healthcare industry; the possible enactment of Federal or state healthcare reform; pressures to contain costs by managed care organizations and other insurers and Vanguard’s ability to negotiate acceptable terms with these third party payers; the ability to attract and retain qualified management and personnel, including physicians and nurses; claims and legal actions relating to professional liabilities or other matters; changes in general economic conditions; Vanguard’s exposure to the increased amounts of and collection risks associated with uninsured accounts and the co-pay and deductible portions of insured accounts; Vanguard’s ability to maintain or increase patient membership and control costs of its managed healthcare plans;  the availability and terms of capital to fund the expansion of Vanguard’s business; the geographic concentration of Vanguard’s operations; the technological and pharmaceutical improvements that increase the cost of providing healthcare services or reduce the demand for such services; the timeliness of reimbursement payments received under government programs; the potential adverse impact of known and unknown government investigations; and those factors, risks and uncertainties detailed in Vanguard’s filings from time to time with the Securities and Exchange Commission, including, among others, Vanguard’s Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q.

Although Vanguard believes that the assumptions underlying the forward-looking statements contained in this press release are reasonable, any of these assumptions could prove to be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate.  In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by Vanguard that its objectives and plans anticipated by the forward-looking statements will occur or be achieved, or if any of them do, what impact they will have on Vanguard’s results of operations and financial condition.  Vanguard undertakes no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

Contact: Vanguard Health Systems, Inc.
                Aaron Broad, Director Investor Relations
                (615) 665-6131